Exhibit 4.1

               Form of R&B Falcon's Common Stock Certificate

NUMBER
C

This Certificate is Transferable                               COMMON STOCK
 in New York, New York                                       PAR VALUE $.01

                                                                     SHARES

                          R&B FALCON CORPORATION
           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                         SEE REVERSE FOR CERTAIN DEFINITIONS

                    SEE LEGEND ENDORSED ON REVERSE SIDE

THIS CERTIFIES THAT


IS THE OWNER OF

        FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                           CERTIFICATE OF STOCK
R&B Falcon Corporation (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness, the seal of the Corporation and the signatures of its duly authorized officers.

DATED:

                          R&B FALCON CORPORATION
                                 CORPORATE
                                   SEAL
                                   1997

                                 DELAWARE

SECRETARY                              CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                                        AUTHORIZED SIGNATURE

                                                TRANSFER AGENT AND REGISTRAR

                          R&B FALCON CORPORATION

      The Corporation is authorized to issue shares of more than one class and to issue shares in more than one series of at least one class. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the transfer agent.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM-as tenants in common            UNIF GIFT MIN ACT ___Custodian_____
  TEN ENT-as tenants by the entireties                   (Cust.)      (Minor)
  JT TEN-as joint tenants with right
         of survivorship and not as
         tenants                             under Uniform Gifts to Minors
         in common                           Act_____________________
                                                   (State)

   Additional abbreviations may also be used though not in the above list.

     For value received, ________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR  OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE __________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,_____________________________

                              X_______________________________________
                                         (Signature)
                NOTICE:

            The signature(s) to this
            assignment must corres-
            pond with the name(s) as
            written upon the face of
            the certificate in every
            particular without alter-
            ation or enlargement or
            any change whatever.

                              X_______________________________________
                                         (Signature)

                              The signature(s) should be guaranteed by an "Eligible Guarantor Institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934 as amended.

                              SIGNATURE(S) GUARANTEED BY:

  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between R&B Falcon Corporation and American Stock Transfer & Trust Company, dated as of December 23, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of R&B Falcon Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. R&B Falcon Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVIDISIONS OF THE FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.